UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)   December 3, 2003

COMMUNICATE.COM INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-29929 (Commission File Number)	33-0786959 (I.R.S. Employer Identification No.)

#600 - 1100 Melville Street, Vancouver B.C. (Address of principal executive offices)		V6E 4A6 (Zip Code)

Registrant’s telephone number, including area code (604) 697-0136

INFORMATION TO BE INCLUDED IN REPORT

Item 7. Exhibits.

Exhibit	Description

Exhibit 99.1	Analyst report prepared by researchstock.com, Inc. dated December 2, 2003	Included

Item 9. Regulation FD Disclosure.

Attached as an exhibit to this report is the researchstock.com, Inc. report prepared by Richard Wayman. This document is presented for illustration purposes only. No representation is made that the information presented in the report is accurate or complete and the report is not to be used for investment purposes.

Limitation on Incorporation by Reference : In accordance with general instruction B.2 of Form 8-K, the information in this report, including Exhibit 99.1, is furnished under Item 9 and pursuant to Regulation FD, and will not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as will be expressly set forth by specific reference in such filing. This report will not be deemed a determination or an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

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Form 8-K

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Communicate.com Inc. has caused this report to be signed on its behalf by the undersigned duly authorized person.

COMMUNICATE.COM INC.

By: /s/ David Jeffs
Dated: December 3, 2003        David Jeffs – President & Director

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Communicate.com, Inc.	researchstock.com
www.researchstock.com
Ticker Symbol: CMNN	Richard J. Wayman, CFA (rwayman@researchstock.com)

Company Description
Communicate.com develops, owns and operates a network of intuitively branded eCommerce websites specializing in travel, consumer goods, sports/lifestyle and B-to-B (business to business). The company's premium generic oneword domains attract approximately 1 million visitors and potential customers each month without the usual marketing costs.

Key Investment Points
· Operating performance continues to improve, but CMNN remains a "speculative" investment.
· Average daily product sales were $1,500 during 3Q03 with 20% gross margin.
· Third consecutive quarter of positive operating cash flows.
· "Core" operating results adversely impacted by transition of some URLs to internal use and increased staff.
· Long-term loan was extended two years (same terms) and reduced (after the close) by $75,000.
· This stock should be considered a development-stage company with the inherent (going concern) risks.
· Our 2003 EPS forecast is $0.02.

THE BOTTOM LINE
While not a stock for the faint of heart, CMNN does appear to be turning the corner. Operating results have improved for three consecutive quarters and non-domain name results seem to be tracking the general trend in Internet retail sales, which are expected to continue growing.

See important disclaimer on last page.

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3Q03 Results EPS was $0.01 versus $0.00 due largely to the receipt of funds for the sale of four domain names and increased Internet sales. Core operating results (excludes URL sales and related COGS) declined as CMNN added staff and some URLs were brought back in-house (discussed below). Here are the highlights:

Domain Name Sales: $200,000 received (net $180,000) during quarter as an initial payment of $1 million for four domain names. Second payment of $200,000 was received as agreed in November.

Lease and Advertising Revenues: Lease revenues declined 30.7% because domains that were leased in 3Q02 were reacquired due to default on the part of the lessee. Ad revenues declined as domains that had generated ad revenues were being developed for internal commercial use. These revenues are expected to decline 30% in 4Q03 versus 4Q02 for these reasons.

Product Sales: This segment generated an average of $1,500/day during the quarter and a 20.5% gross margin. Average daily sales increased to $2,000 after the close, but margins appear to be declining as the result of firming wholesale prices.

Operating margins increased to 39.9% from 30.2% as the result of increased sales (+298%) and slower growth in SG&A expenses. SG&A increased 68% due to hiring done in 2Q03.

Interest expense declined as the company continues to make payments on its note.

Financial Condition
While improving, CMNN's financial condition remains a concern. Operating cash flows are improving, but there were several references in the 10-Q that indicate that the company may need to raise $400,000 in the coming year. While some of this amount might be generated by operations, we think it likely that most will need to be raised by either stock or debt, or a combination thereof.

Trailing 12 month operating cash flows have been positive since March 2002 and averaged $183,000 since that time. During 3Q03, CMNN generated $172,000 versus a loss of $6,000 for 3Q02.

The Company's only loan was reduced by $75,000 after the close of 3Q03, thanks to the receipt of the second $200,000 installment on the sale of four domain names. The note is owed to Pacific Capital Management (a financial firm with three principals, one of whom is related to CMNN's CEO; see Related Transactions, below). CMNN has repaid $100,000 of principal and all interest due.

The accumulated deficit improved 9% to $1.8 million from $1.9 million. It should be noted that $1.4 million of this amount was the result of an impairment charge booked in 1Q02.

Subsequent News
In August, CMNN announced that it reached an agreement to sell four domain names for US$1 million and a 5%perpetual royalty with a guaranteed minimum monthly royalty of US$10,000 after the US$ 1 million purchase price has been received. CMNN already received the first two payments (US$400,000) and expects a US$40,000 webconsulting fee.

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 While this is good news, we remain cautious because buyers can default on the agreement (see Litigation section, below). In the event of default CMNN would still retain the domain names which could be resold at a later date.(Footnote: One of the principals of Manhattan Assets, Inc. is Brad Eckenwieler who ran afoul of the British Columbia Securities Commission in 1991.)

Outlook
We expect CMNN to earn $0.02 in 4Q03 largely as the result of URL sales. After the close of 3Q03, CMNN received the second payment of the $1 million for four names. See our earnings model on page 5.

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Investment Risks
Going Concern Risk CMNN can be considered a development-stage company and investors should carefully consider the going concern risk. While the "going concern" disclosure is clearly made in the footnotes, the auditor's letter does not list it because Canadian GAAP does not allow for such statements (an a Canadian accounting firm did the audit). It has negative working capital (due to the $375,000 loan to Pacific Capital Management; see Related Transactions, below) and a retained deficit of $1.9 million. $1.4 million of the retained deficit is due to an impairment charge booked in 1Q02. Despite a sales decline, operating results and cash flows have improved during the last two quarters. While two quarters are not necessarily "proof" of a turnaround, it does appear that the company is headed in the right direction.

Dilution Risk Future earnings growth could be offset by increased dilution if CMNN continues to issue shares for amounts owed to service providers. Diluted shares outstanding have grown 3-4% over the prior year period for the last 4 quarters.

Litigation Risk In December 1999, DHI (the Subsidiary) commenced a lawsuit in the Supreme Court of British Columbia (No. C996417) against Paul Green (former CEO of the Subsidiary) for breach of fiduciary duty for wrongfully attempting to appropriate the Subsidiary's business opportunities. The Subsidiary is seeking an undetermined amount of damages and a declaration that it had just cause to terminate Paul Green as the CEO in or about June 1999. No decision has been rendered in this case and the Company cannot predict whether it will prevail, and if it does, what the terms of any judgment may be.

On March 9, 2000, the former Chief Executive Officer of DHI (wholly-owned sub of CMNN) commenced a legal action for wrongful dismissal and breach of contract. He is seeking, at a minimum, 18.39% of the outstanding shares of DHI, specific performance of his contract, special damages in an amount of CAN $37,537, aggravated and punitive damages, interest and costs. On June 1, 2000, Communicate.com commenced an action against this individual claiming damages and special damages for breach of fiduciary duty and breach of his employment contract. The outcome of these legal actions is currently not determinable and as such the amount of loss, if any; resulting from this litigation is presently not determinable.

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 On July 14, 2003, Multinational Investment Corp. ("MIC") commenced a legal action in the State of Virginia against DHI for breach of contract regarding an agreement to purchase the domain name www.cricket.com and sought damages of $1.25 million plus interest at 9% from November 27, 2001 and title to the disputed domain name. On August 6, 2003 DHI filed its statement of defense and counterclaim for multiple breaches of contracts and sought damages of up to $3 million. The outcome of these legal actions is currently not determinable and as such the amount of loss, if any, resulting from this litigation is presently not determinable.

Related Transactions
CMNN's $375,000 short-term loan is with Pacific Capital Management, a firm that has the same address as CMNN. One of the three principals of Pacific Capital is Rick Jeffs, the father of David Jeff's, CMNN's CEO, but it should be noted that the loan pre-dates David Jeff's involvement with CMNN.

On June 28, 2002, the Board of Directors authorized the issuance of 2 million share purchase warrants which will grant Pacific Capital Markets Inc. the right to acquire one common share for each warrant at an exercise price of $0.05 per common share at any time from June 28, 2002 through June 28, 2004. These shares are restricted securities and are subject to resale restrictions under Rule 144.

--Rick Wayman
rwayman@researchstock.com

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FULL FRONTAL DISCLOSURE (In plain English)

· We received $1,000 for this report.
· The analyst does not own shares in the subject company.
· researchstock.com is an independent equity research firm with no investment banking or trading activities. Some of our research is fee-based, meaning that the subject company has paid a cash-only fee, in advance, for our research services, just like a bond rating firm that charges companies to rate their debt securities.
· The opinions expressed in this report are the true opinions of the analyst.
· Any "forward looking statements" are our estimates and are based upon information that is publicly available and that we believe to be correct, but we have not independently verified its truthfulness.
· Our forecasts are based upon our analysis of information gathered from the Subject Company, peer groups, and other data sources. We believe that these information resources are reliable, but we have not independently verified such information and thus do not guarantee that it is accurate or complete.
· Our forecasts may turn out to be wrong.
· Neither researchstock.com not the analysts own any form of investment in the subject company.
· We do not make a market in the shares of the subject company.

(Legalese)
This report contains "forward looking" statements within the meaning of U.S. federal securities laws. Forward-looking statements regarding the Company's performance inherently involve risks and uncertainties that could cause actual results to differ from such forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, continued acceptance of the Company's products/services in the marketplace; acceptance in the marketplace of the Company's new product lines/services; competitive factors; new product/service introductions by others; technological changes; dependence upon third party vendors; and other risks discussed in the Company's periodic report filings, including interim reports, with the Securities and Exchange Commission, By making these forward looking statements, researchstock.com, Inc.undertakes no obligation to update these statements for revisions or changes after the date of this report.

Unless specifically attributed to others, all opinions, comments, forecasts, assumptions, and estimates contained in this report are those of the analyst and researchstock.com and were based on public information believed to be correct as of the date of this report.

NEITHER RESEARCHSTOCK.COM NOR ANY PROVIDERS OF INFORMATION MAKE ANY WARRANTIES, EXPRESSED OR IMPLIED, AS TO RESULTS TO BE OBTAINED FROM USING THIS INFORMATION AND MAKE NO EXPRESSED OR IMPLIED WARRANTIES OF FITNESS FOR A PARTICULAR USE.

ABOUT RESEARCHSTOCK.COM
researchstock.com, Inc. is an independent research firm that publishes research reports on companies that may, or may not be clients. researchstock.com, Inc. derives most of its compensation from investment research and financial advisory services, and has not been compensated for the preparation of this report. (researchstock.com, Inc.'s annual retainer is $25,000.)Researchstock.com does not accept any form of equity as compensation, nor does it have any ?performance? incentives. This information is solely for informative purposes and is not solicitation or an offer to buy or sell any security. It is not intended as being a complete description of the securities, markets or developments referred to in the material. The information contained herein is subject to change without notice, and we assume no responsibility to update the information in this report. Any sales or earnings forecasts contained in this report were independently prepared by researchstock.com, Inc., unless otherwise stated, and are not endorsed by the management of the company which is the subject of this report. All expressions of opinion are subject to change without notice. The information contained herein was obtained from sources, which we consider reliable, but we have not independently verified such information and thus do not guarantee that it is accurate or complete. Additional information is available upon request. researchstock.com, Inc. and/or its officers and directors, stockholders, and employees, and/or members of their families may have a long/short position in the securities mentioned in this report and may make purchases and or sales for their own account of those securities as principal or agent in the open market or otherwise. researchstock.com, Inc. or one of its affiliates may from time to time perform investment banking or other services for, or solicits investment banking or other business from, any company mentioned in this report. This report does not take into account the investment objectives, financial situation or particular needs of any particular person. Investors should obtain individual financial advice based on their own particular circumstances before making investment decisions on the basis of this report.

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